UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2008

Mattson Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24838	77-0208119
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California    94538
(Address of principal executive offices including zip code)

(510) 657-5900
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

On July 14, 2008, Mattson Technology, Inc. (the "Company") entered into a second amendment (the "Second Amendment") to the Rights Agreement dated as of July 28, 2005 (the "Rights Agreement"), between the Company and Mellon Investor Services, LLC as rights agent. The Second Amendment continues the designation of NWQ Investment Management Company, LLC (together with certain of its affiliates and associates, as described below, "NWQ") as a "Grandfathered Person" under the Rights Agreement, and permits NWQ to acquire and beneficially own up to 20% of the Company's outstanding Common Stock without being considered an "Acquiring Person" or causing a triggering event for purposes of the Rights Agreement. Prior to the Second Amendment, NWQ was permitted to acquire and beneficially own up to 18% of the Company's outstanding Common Stock without being considered an "Acquiring Person" or causing a triggering event for purposes of the Rights Agreement.

The Second Amendment also clarifies which affiliates and associates of NWQ Investment Company, LLC are included and excluded under the definition of "Grandfathered Person" and from the related beneficial ownership calculation for purposes of the Rights Agreement.

The original Rights Agreement is attached as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on August 2, 2005. Amendment No. 1 to the Rights Agreement is attached as Exhibit 4.6 to the Annual Report on Form 10-K filed by the Company on March 2, 2007.

Item 3.03    Material Modification to Rights of Security Holders.

The information provided under Item 1.01 is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.
Exhibit	Description
4.7	Amendment No. 2 to Rights Agreement between the Company and Mellon Investor Services, LLC, as rights agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 16, 2008

Mattson Technology, Inc.

By: /s/ Andy Moring

Andy Moring
Senior Vice-President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
4.7	Amendment No. 2 to Rights Agreement between the Company and Mellon Investor Services, LLC, as rights agent. Also provided in PDF format as a courtesy.